Exhibit 31(i)

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, John Q. Shaw, Jr., certify that:

1.	I have reviewed this annual report on Form 10-K of New Century Bancorp, Inc. (the “registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act 13a-15(e) and 15d-15(e)) for the registrant and have:

a.	Designated such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that all material information relating to the registrant, is made known to us by others within those entities, particularly during the period which this report is being prepared;

b.	[Reserved]

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusion about the effectiveness of the disclosure controls and procedures, and of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based upon our most recent evaluation of internal control over financial reporting, to the registrant’s auditor and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 22, 2006	By:	/s/ John Q. Shaw, Jr.
John Q. Shaw, Jr.
President and Chief Executive Officer